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                                                                   Exhibit 10.37

                              SEPARATION AGREEMENT

        THIS SEPARATION AGREEMENT (the "Separation Agreement") is entered into this 28th day of June 2001, by THE MIIX GROUP, INCORPORATED (the "MIIX Group") and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC. (the "Underwriter"), in each case, including their respective subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns (hereinafter referred to, collectively, as the "Company"), and KENNETH KOREYVA, including his successors, assigns and estate (hereinafter referred to, collectively, as the "Executive"). The Company and the Executive are hereinafter referred to, collectively, as the "Parties."

                              W I T N E S S E T H :

        WHEREAS, the Parties have entered into an Employment Agreement, dated as of December 15, 1999 (the "Employment Agreement"), pursuant to which the Company has employed the Executive; and

        WHEREAS, the Company and the Executive have mutually agreed to the termination of the employment of the Executive under the Employment Agreement without cause; and

        WHEREAS, the Executive has been and is entitled to certain payments, benefits and distributions under the Employment Agreement as well as certain other agreements and plans (as hereinafter defined) to which the Parties are party and which the Parties hereby wish to clarify and set forth;

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

        1. TERMINATION OF EMPLOYMENT: Pursuant to Section 3.4 of the Employment Agreement, the Executive's salaried employment with the Company together with all accompanying benefits of employment shall be deemed terminated, without cause, on April 13, 2001 (the "Termination Date"). The Executive shall perform no further services for and shall have no authority to act on behalf of the Company after the Termination Date.

        The Parties acknowledge and agree that the Executive is entitled to various benefits upon termination of employment under the various benefit plans established by the Company as well as under certain agreements to which the Executive and the Company are a party which are identified on Schedule 1 annexed hereto and made a part hereof. The Parties hereby restate those benefits together with any modifications thereto which the Parties have mutually agreed upon as expressly provided for in this Separation Agreement.
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        It is agreed that the Executive shall not be considered an employee of the Company after the Termination Date; accordingly, any and all benefits of employment which are not expressly provided for herein shall not accrue to the Executive after the Termination Date.

        2. SEPARATION PAYMENTS: Subject to the Executive's acceptance and compliance with all of the terms and conditions set forth in this Separation Agreement, the Company shall pay to the Executive the following payments:

        (i) the amount of $340,000, representing Base Salary payable from the Termination Date through April 13, 2002, payable in a lump sum by the Company as soon as practicable after the Effective Date hereof, less applicable deductions, including, without limitation, federal and state withholding and less payroll payments made to the Executive after the Termination Date;

        (ii) the amount of $340,000, representing Base Salary payable from April 14, 2002 through April 13, 2003, payable by the Company in accordance with its normal payroll practices in 26 bi-weekly installments commencing on or about April 14, 2002, less applicable deductions, including, without limitation, federal and state withholding; provided, however, that the Company shall have no obligation to make such payments during any period the Executive is engaged in full-time employment with any third party or as an independent consultant between April 14, 2002 and April 13, 2003. Notwithstanding the foregoing, in the event the Executive is engaged in full-time employment with any third party or as an independent consultant between April 14, 2002 and April 13, 2003 at an annual compensation rate lower than his Base Salary at the Company on the date of his termination, the Company shall make payment or continue to make payment under this Section 2(ii); provided, however, that for any overlapping period of such lower-paid employment, the Executive shall receive only payment of the difference between the bi-weekly amount of Base Salary and the bi-weekly amount of earned compensation. If the Executive is engaged in full-time employment with a third party or as an independent consultant between April 14, 2002 and April 13, 2003, the Executive shall immediately notify the Company in writing by not later than April 14, 2002 or such later date that he commences such employment and shall immediately notify the Company in writing of any change in his compensation from such employment. If the Executive has received any payment from the Company under this Section 2(ii) in an amount greater than the difference between the bi-weekly amount of Base Salary and the bi-weekly amount of earned compensation from such employment, he shall remit that amount to the Company and, if he fails to do so, the Company may offset that amount from any payment due to the Executive.



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        (iii) the amount of $28,333, payable by the Company as soon as practicable after the Effective Date hereof, less applicable deductions, including, without limitation, federal and state withholding, and the issuance of phantom stock options to purchase 11,591 shares of MIIX Group Phantom Stock on the terms set forth in the Phantom Stock Option Agreement attached hereto as Exhibit A, representing 2001 bonus compensation through the Termination Date pursuant to the Company's Bonus Incentive Program;

        (iv) the amount of $59,308, representing accrued but unused vacation and personal time to which the Executive is entitled, payable by the Company as soon as practicable after the Effective Date hereof, less applicable deductions, including, without limitation, federal and state withholding;

        (v) the amount of $925, representing unreimbursed business expenses personally incurred by the Executive, payable by the Company as soon as practicable after the Effective Date hereof; and

        (vi) the amount of $8,500, representing executive expense account payments for a period of six (6) months, payable by the Company as soon as practicable after the Effective Date hereof, less applicable deductions, including, without limitation, federal and state withholding and less payments made or to be made by the Company for expenses submitted by or on behalf of the Executive in the amount of $896.40.

        3. BENEFITS: In addition to the foregoing payments to be made by the Company to the Executive, the Executive shall be entitled to the following:

        (i) continuation of insurance coverage for the Executive and his dependents, to the extent applicable, under the Company's standard health and life plans and programs as now or as may be in effect for a period of two (2) years following the Termination Date, unless and until the Executive obtains new employment under which he is entitled to such coverage during that period;

        (ii) the balance of the Executive's Deferred Compensation Account under the Company's Deferred Compensation Plan, payable by the Company as soon as practicable after the Effective Date hereof, less applicable deductions, including, without limitation, federal and state withholding;

        (iii) the amounts representing the value of the Executive's vested benefits under the Company's Pension Plan, which shall be paid out in accordance with such Plan;




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        (iv) the amounts representing the value of the Executive's vested benefits under the Company's 401k Plan, which shall be paid out in accordance with such Plan and the direction of the Executive;

        (v) a certificate representing 8,560 shares of MIIX Group common stock, $.01 par value per share, which, on the Termination Date, are fully vested, shall be deemed issued to the Executive on the Effective Date hereof and deemed tendered to the Company in accordance with Section 4(iii) of this Separation Agreement, and the balance of the non-vested shares granted by the Company to the Executive pursuant to the Amended and Restated 1998 Long Term Incentive Equity Plan (8,560 shares) shall be forfeited by the Executive, who shall have no further right or interest therein;

        (vi) continuation of car allowance expense payments by the Company to the Executive in the amount of $1,000 per month for the lease of a 1998 Lexus LS400 through March 2002, provided the Executive continues to maintain and pay liability and collision insurance on the vehicle as required by the vehicle lease; and

        (vii) payment by the Company of the costs of outplacement services rendered by an outplacement service firm up to the amount of $15,000, upon the submission of actual billings from such firm on behalf of the Executive.

        4. STOCK PURCHASE AND LOAN AGREEMENTS: The Stock Purchase and Loan Agreements, dated June 22, 1999 and December 15, 1999 (the "Stock Purchase Agreements"), between the Company and the Executive are hereby amended as follows:

        (i) Section 1.9 of the Stock Purchase Agreements is amended to provide that upon the termination of the Executive's employment by the Company without cause, the Executive's obligation to pay the promissory notes executed in connection with the stock purchases which are the subject of such Stock Purchase Agreements (the "Promissory Notes") is extended, to be paid, together with accrued interest thereon, on or prior to April 13, 2006, which date shall, notwithstanding Section 1.4(a) of the Stock Purchase Agreements, be treated as the "Maturity Date" for all purposes under the Stock Purchase Agreements, and, correspondingly, the Executive's termination of employment without cause shall not be treated as an Event of Default in any place in which that term is used under the Stock Purchase Agreements;

        (ii) the Executive's obligation to pay the Promissory Notes shall be forgiven in the event of the Executive's death or total permanent disability (to be verified by a physician selected by the Company) prior to the Maturity Date; provided, however, that the Executive or his estate shall have transferred to the Company following such death or disability all right, title and interest in or to the Pledged Collateral (as defined in Section 3.1 of the Stock Purchase Agreements) or, in the event the fair market





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        value of the Pledged Collateral exceeds the amount of principal and accrued interest owed under the Promissory Notes (the "Obligation"), the remaining Pledged Collateral, if any, with a fair market value in excess of the Obligation shall be promptly paid over to the Executive or his estate, as applicable, less applicable deductions, including, without limitation, federal and state withholding;

        (iii) effective as of the Effective Date hereof, the Executive shall be deemed to have tendered to the Company the shares of MIIX Group common stock that immediately prior to such disposition constitutes the Pledged Collateral under the Stock Purchase Agreements and the 8,560 shares of MIIX Group common stock referenced in Section 3(v) of this Separation Agreement and the Executive's Obligation to pay the Promissory Notes shall be reduced in the amount of the fair market value of such common stock calculated as of the date of this Separation Agreement. The Executive shall execute and deliver to the Company such stock powers as may be necessary to effectuate the transfer of the foregoing MIIX Group common stock to the Company;

        (iv) Section 3.1 of the Stock Purchase Agreements is amended to provide that the stock options represented by the Stock Option Agreements and the Phantom Stock Options referenced in Section 2(iii) of this Separation Agreement are hereby substituted as the Pledged Collateral in lieu and in place of the Pledged Collateral specified in Sections 3.1(a) and (b) of the Stock Purchase Agreements (the "Purchased Shares" of the Stock Purchase Agreements).

All other terms of the Stock Purchase Agreements and the Promissory Notes not inconsistent with the foregoing, shall remain in full force and effect. For purposes of this Section 4, "fair market value" shall have the meaning given such term in Section 2.15.1 or 2.15.2 of the MIIX Group, Incorporated Amended and Restated 1998 Long Term Incentive Equity Plan as in effect on June 1, 2001. In addition, the term "market price" under the Phantom Stock Options referenced in Section 2(iii) shall have the meaning ascribed to "fair market value" under the preceding sentence.

        As of the end of each calendar quarter, and within 10 business days of the close of such calendar quarter, the Company shall provide the Executive with a written statement showing the unpaid principal and accrued interest to date.

        5. STOCK OPTION AGREEMENTS: MIIX Group and the Executive are parties to the following Non-Qualified Stock Option Agreements (the "Stock Option Agreements"):

        (i) Option No. 2, effective July 29, 1999, granting to the Executive an option to purchase 80,000 shares of MIIX Group common stock at $13.50 per share;





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        (ii) Option No. 77, effective December 15, 1999, granting to the
        Executive an option to purchase 40,000 shares of MIIX Group common stock at $11.90625 per share; and

        (iii) Option No. 311, effective March 7, 2001, granting to the Executive an option to purchase 90,000 shares of MIIX Group common stock at $7.45 per share.

        The Stock Option Agreements are subject to various vesting schedules and Expiration Dates (as defined in the Stock Option Agreements). It is further agreed between MIIX Group and the Executive that, notwithstanding any provision of the Stock Option Agreements to the contrary, all options subject to the Stock Option Agreements are deemed fully vested as of the Effective Date hereof and may be exercised by the Executive all or in parts (but not for less than a whole share) at any time up to and including April 13, 2006. As of April 14, 2006, any such stock option or portion thereof that remains unexercised shall expire and may no longer be exercised. It is also agreed between MIIX Group and the Executive that, notwithstanding any provision of the Stock Option Agreements to the contrary, the stock options or portions thereof under the Stock Option Agreements that the Executive designates for exercise shall be treated as phantom stock options as and when the Executive makes the designation, such that as of each designation date MIIX Group shall pay the difference between the option grant price and the fair market value of the MIIX Group common stock under the Stock Option Agreements for the portion thereof being exercised. Any such payment (less applicable deductions, including, without limitation, federal and state withholding) shall be applied first in reduction of the Executive's Obligation under the Promissory Notes until such Obligation is satisfied in full and then paid to the Executive. For purposes of this Section 5, "fair market value" shall have the meaning given such term in Section 2.15.1 or 2.15.2 of the MIIX Group, Incorporated Amended and Restated 1998 Long Term Incentive Equity Plan as in effect on June 1, 2001.

        Any and all dividends which may be declared prior to the expiration or earlier exercise of the options with respect to the MIIX Group common stock which is the subject of the Stock Option Agreements shall automatically be applied to the Executive's Obligation under the Promissory Notes until such Obligation is satisfied in full. All other terms of the Stock Option Agreements not inconsistent with the foregoing, shall remain in full force and effect.


        6. TRANSFER OF SECURITIES: The Executive acknowledges that certain or all of the securities of the Company which he may currently own or which he may be entitled to receive or purchase pursuant to the benefits set forth herein are subject to restrictions on the transferability thereof as a result of applicable law and the agreements pursuant to which such securities were acquired. The Executive further acknowledges that transactions in the






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securities of the Company effected by this Separation Agreement will be subject to regulatory reporting requirements on the part of the Company and the Executive.

        7. LITIGATION; INDEMNIFICATION: (a) The Executive agrees to cooperate with the Company as a party or witness as reasonably requested by the Company or its counsel in connection with any pending or future litigation, arbitration, adversary proceeding or claim pertaining to events that occurred on or before the Termination Date in which the Company, its affiliates, directors, officers or employees, are involved or interested, including but not limited to giving interviews, reviewing documents, providing deposition or trial testimony and other related activities. The Company will reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in providing such cooperation.

        (b) MIIX Group hereby acknowledges its obligation to indemnify the Executive as provided by Article VI of its By-Laws for the reasons and causes stated therein and pursuant to the terms thereof.

        8. RESIGNATIONS FROM BOARDS OF DIRECTORS AND OFFICERSHIPS: The Executive agrees, effective with the Termination Date, that he hereby resigns from all of his positions as a member of the Board of Directors and as an officer of the Company and of any of its subsidiaries and/or affiliates and that the Executive shall execute the resignations attached hereto as Exhibit B and any and all further documentation reasonably requested by the Company to evidence such resignations.

        9. RELEASE BY THE EXECUTIVE: Except as otherwise expressly provided in this Separation Agreement, the Executive hereby releases and forever discharges the Company from any and all causes of action, claims or demands, known or unknown, up to the date of this Separation Agreement, including (i) those relating to any obligation or liability of the Company to the Executive under the Employment Agreement or the agreements and plans identified on
Schedule 1 hereto; (ii) those relating to his employment with the Company or the termination thereof; (iii) those in tort including, but not limited to, those for wrongful or retaliatory discharge in violation of public policy or defamation; (iv) those in contract, whether express or implied; (v) those under any Company policy, procedure or benefit plan; or (vi) those under any federal, state or local law, including but not limited to Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination and any other federal, state or local law, rule or regulation pertaining to employment, wages, discrimination, retaliation, or any other terms and conditions of employment. The Executive gives up any claim to reinstatement and will not apply for re-employment with the Company.

        10. RELEASE BY THE COMPANY: Except as otherwise expressly provided in this Separation Agreement, the Company hereby releases and forever discharges the Executive





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from any and all causes of action, claims or demands, known by its Board or senior executive officers, up to the date of this Separation Agreement.

        11. COMPLETE CONSIDERATION: The Executive acknowledges and agrees that the above-described consideration is the total consideration which the Executive shall receive from the Company and that he is not entitled to any additional payments or consideration of any kind whatsoever under any agreement with the Company or the Company's policies or benefit plans, including those identified on Schedule 1 hereto.

        12. CONFIDENTIALITY/RETURN OF CONFIDENTIAL INFORMATION: The Executive acknowledges and agrees that he is bound by the confidentiality provisions contained in Section 6 of the Employment Agreement, which provide, among other things, that the Executive shall not disclose or use at any time any of the Company's Confidential Information (as defined in the Employment Agreement). The Executive further acknowledges and agrees that he is bound by the provisions of
Section 6.2 of the Employment Agreement pursuant to which the Executive immediately shall deliver to the Company all documents and materials containing Confidential Information relating to the business or affairs of the Company and all other documents, materials and other property belonging to the Company or its affiliates, or their customers or clients, that are in the possession or under the control of the Executive.

        13. NON-COMPETITION BY EXECUTIVE: (a) The Executive acknowledges the provisions of Section 5 of the Employment Agreement relating to Non-Competition and that, except as otherwise expressly provided in this Separation Agreement, he remains bound by Section 5 of the Employment Agreement. The Parties hereby agree, in lieu and in place of Section 5.2 of the Employment Agreement, that for a period of one (1) year from and after the Termination Date, the Executive shall not, as an employee, consultant or otherwise perform services, directly or indirectly, for or on behalf of the following companies or their affiliates with respect to medical malpractice, hospital liability and related lines of coverage in the States of New Jersey or Pennsylvania:

        (i)    MLMIC Group/Princeton Insurance Companies

        (ii) GE Global Insurance Group/Employers Reinsurance Corporation/The Medical Protective Company

        (iii)  American International Group

        (iv)   Chubb Group of Insurance Companies

        (iv)   Clarendon Insurance Group





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        (vi)   Zurich Financial Services Group

        (vii)  Pro Mutual Group

        (viii) Any significant new entrants into the New Jersey or Pennsylvania medical malpractice, hospital liability or related lines of coverage markets. For purposes of this Section 13(a), significant new entrant shall mean any entity or group with which such entity is affiliated with capital equal to or greater than $100 million.

        (b) The Executive further agrees not to make any disparaging remarks or negative comments about the Company, its business practices or its personnel matters and not to interfere with the relationship of the Company with its customers or vendors, or request or cause any of the Company's customers or vendors to alter, cancel or terminate any business relationship with the Company.

        (c) The Company agrees that it shall not make disparaging remarks or negative comments about the Executive.

        (d) Each Party hereto acknowledges and agrees that the provisions set forth herein are reasonable and properly required for the protection of both Parties. Each Party further acknowledges that any breach of these provisions would expose the other Party to substantial and irreparable loss, and either Party may enforce such provisions as well as this Separation Agreement by injunctive or other equitable relief as necessary.

        14. EXECUTIVE'S BREACH: The Executive agrees that in the event of a material violation of any provision of this Separation Agreement by the Executive, in addition to any and all other equitable and legal remedies which may be available to it, the Company shall be entitled to withhold any remaining payment or other benefits to be made or provided by it to the Executive under this Separation Agreement, other than a payment relating to stock options under
Section 5 of this Separation Agreement to the extent utilized to reduce the Executive's Obligation under the Promissory Notes or a payment to be made to the Executive or his beneficiary under a plan intended to be qualified under section 401(a) of the Internal Revenue Code; provided however, that prior to withholding such payment or benefit, the Company shall give written notice of the alleged material breach to the Executive and allow him a reasonable opportunity of seven days to cure such breach. The Executive acknowledges that the Company's remedies are a reasonable measure of compensation for breach of this Separation Agreement, and are not punitive in nature.

        15. NO ADMISSION: Each Party acknowledges that nothing contained in this Separation Agreement is intended to constitute an admission on the part of either Party of a violation of any law or of any liability whatsoever. Accordingly, this Separation Agreement





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shall not be admissible as evidence in any proceeding as an admission, but only in a proceeding to enforce its terms.

        16. FURTHER ACTIONS: Each of the Parties shall use such Party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other Party hereto to carry out and consummate the transactions contemplated by this Separation Agreement.

        17. GOVERNING LAW; ARBITRATION: This Separation Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of law principles thereof. Except in the event of a breach or threat of breach of either of Sections 12 or 13 hereof, any controversy or claim arising out of or relating, directly or indirectly, to this Separation Agreement or the breach thereof shall be finally and conclusively settled by arbitration in New Jersey in accordance with the Employment Arbitration Rules of the American Arbitration Association then in force, and judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        18. SEVERABILITY: Should any provisions of this Separation Agreement be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of any such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Separation Agreement.

        19. ENTIRE AGREEMENT: This Separation Agreement contains the complete understanding between the Company and Executive, and no other promises or agreements shall be binding unless in writing and signed by such Parties.

        20. COUNTERPARTS: This Separation Agreement may be executed in counterparts, each of which shall be deemed to constitute an original and all of which taken together shall constitute one and the same instrument.

        THE EXECUTIVE ACKNOWLEDGES THAT (I) HE HAS REVIEWED THIS SEPARATION AGREEMENT AND THE RELEASE CONTAINED IN IT WITH THE ADVICE AND ASSISTANCE OF COUNSEL; (II) HE HAS HAD TWENTY-ONE (21) DAYS TO INDICATE HIS DECISION TO ACCEPT THE PAYMENTS AND OTHER BENEFITS PROVIDED FOR IN THIS SEPARATION AGREEMENT, OR TO REJECT THE OFFERED PAYMENTS AND BENEFITS BY NOT SIGNING THIS SEPARATION AGREEMENT; AND (III) HE HAS HAD SEVEN (7) DAYS AFTER SIGNING THIS SEPARATION AGREEMENT TO CHANGE HIS MIND AND REVOKE THIS SEPARATION AGREEMENT. THIS SEPARATION AGREEMENT AND THE RELEASE IN IT BECOME EFFECTIVE SEVEN (7) DAYS AFTER THE EXECUTIVE HAS SIGNED IT (THAT IS, THE SEPARATION AGREEMENT'S "EFFECTIVE DATE") IF THE EXECUTIVE HAS NOT EXERCISED HIS RIGHT DURING THAT TIME PERIOD TO REVOKE THE SEPARATION AGREEMENT.






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        BY SIGNING BELOW, THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE AND AGREE
THAT THEY HAVE CAREFULLY READ AND UNDERSTAND THE TERMS OF THIS SEPARATION AGREEMENT, ENTER INTO THIS SEPARATION AGREEMENT KNOWINGLY, VOLUNTARILY AND OF THEIR OWN FREE WILL, UNDERSTAND ITS TERMS AND SIGNIFICANCE AND INTEND TO ABIDE BY ITS PROVISIONS WITHOUT EXCEPTION.


        IN WITNESS WHEREOF, the Parties hereto have executed this Separation Agreement as of the date indicated opposite their respective names.


Date:

-----------------                           ---------------------------
                                                   KENNETH KOREYVA


                                            THE MIIX GROUP, INCORPORATED

Date:
                                            By:
-----------------                              -----------------------------
                                                   Name:
                                                   Title:


                                            NEW JERSEY STATE MEDICAL UNDER-
                                            WRITERS, INC.

Date:
                                            By:
-----------------                              -----------------------------
                                                   Name:
                                                   Title:





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                                   SCHEDULE 1

                              PLANS AND AGREEMENTS
1.      New Jersey State Medical Underwriters, Inc. Pension Plan

2.      New Jersey State Medical Underwriters, Inc. 401K Plan

3.      New Jersey State Medical Underwriters, Inc. Deferred Compensation Plan

4.      New Jersey State Medical Underwriters, Inc. Paid Time Off Plan

5.      The MIIX Group, Incorporated Bonus Incentive Plan

6. The MIIX Group, Incorporated 1998 Long Term Incentive Equity Plan, as amended

7.      Stock Purchase and Loan Agreement and Promissory Note, dated June 22,
        1999

8.      Employment Agreement, dated December 15, 1999

9.      Stock Purchase and Loan Agreement and Promissory Note, dated December
        15, 1999

10.     Non-Qualified Stock Option Agreement No. 2, effective July 29, 1999

11.     Non-Qualified Stock Option Agreement No. 77, effective December 15, 1999

12.     Non-Qualified Stock Option Agreement No. 311, effective March 7, 2001







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